CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of International Sports and Media Group, Inc.
Los Angeles, California

We hereby consent to the inclusion by reference of our audit report dated March 25, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of International Sports and Media Group, Inc., for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form S-8.

HJ Associates & Consultants, LLP
Salt Lake City, Utah
October 28, 2004